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                                                                  EXHIBIT 99.2


P                       THE LOUISIANA LAND AND EXPLORATION COMPANY
R
O                   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
X                     OF THE LOUISIANA LAND AND EXPLORATION COMPANY
Y            PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS AT 9 O'CLOCK A.M.,
                         CENTRAL DAYLIGHT TIME,           , 1997;
                        AT              ,  NEW ORLEANS, LOUISIANA

     The undersigned hereby appoints H. LEIGHTON STEWARD, LOUIS A. RASPINO, JR. and FREDERICK J. PLAEGER, II, and each of them, with power of substitution, as Proxies of the undersigned to vote all shares of stock which the undersigned is entitled in any capacity to vote at the above-stated Special Meeting and at all adjournments and postponements thereof in connection with the approval of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 16, 1997, among Burlington Resources Inc., BR Acquisition Corporation ("Sub") and The Louisiana Land and Exploration Company ("LL&E"), and the merger (the "Merger") of Sub with and into LL&E and the transactions contemplated by the Merger Agreement and, in their discretion, upon such other matters as may properly be brought before the meeting. This proxy revokes all prior proxies given by the undersigned.

     ALL PROPERLY SIGNED PROXIES WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     RECEIPT OF THE NOTICE OF SPECIAL MEETING AND JOINT PROXY
STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                              FOLD AND DETACH HERE